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Lead Independent Director of Presidential Life Urges Former CEO to End Needless and Costly Campaign

Nyack, N.Y. (January 14, 2009) — Presidential Life Corporation (“Presidential Life” or “the Company”) (Nasdaq: PLFE), a leading life insurance company, today announced that its Lead Independent Director, William M. Trust, Jr., has sent a letter to former CEO Herbert Kurz urging Mr. Kurz to end his needless and costly consent solicitation campaign.  A copy of the letter is attached to this press release.  Mr. Trust sent the letter to Mr. Kurz following the receipt of recommendations from all three of the nation’s leading independent proxy advisory firms that Presidential Life’s stockholders should reject Mr. Kurz’s proposals by revoking consents using the GOLD Consent Revocation Card.

“We have now gained unanimous support for our Board of Directors and management team from the nation’s three leading independent proxy advisory firms – RiskMetrics, Glass Lewis and PROXY Governance.  It is our hope that the recent recommendation from RiskMetrics will mark the end of Mr. Kurz’s ill-advised campaign, and we sent this letter to urge him to take a realistic view of the situation,” commented William M. Trust, Jr., the Lead Independent Director of Presidential Life. “Mr. Kurz’s campaign has been, and continues to be, needlessly costly and distracting for the Company, but our Board of Directors is determined to fulfill its fiduciary duties and do what is in the best interest of all shareholders, not just one.”

Mr. Trust notes in his letter that Mr. Kurz’s most recent announcement that he would “seek strategic alternatives,” if elected as CEO, is a marked departure from his prior statements and “smacks of desperation.”  Mr. Trust adds that Presidential Life’s strong, independent Board of Directors is keenly aware of its fiduciary duties and evaluates the Company’s strategic options as a matter of routine and on an ongoing basis.

About Presidential Life

Presidential Life Corporation, through its wholly owned subsidiary Presidential Life Insurance Company, is a leading provider of fixed deferred and immediate annuities and life insurance products to financial service professionals and their clients.  Headquartered in Nyack, New York, the Corporation was founded in 1969 and, through the Insurance Company, markets its product in 49 states and the District of Columbia.  For more information, visit our website www.presidentiallife.com.

Safe Harbor Language

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements about our future plans and business strategy and expected or anticipated future events and performance.  These forward-looking statements involve risks and uncertainties that are discussed in our filings with the Securities and Exchange Commission, including economic, competitive, legal and other factors.  Accordingly, there is no assurance that our plans, strategy and expectations will be realized.  Actual future events and results may differ materially from those expressed or implied in forward-looking statements.

Contacts

Brunswick Group
Stan Neve / Gemma Hart / Greg Faje
212-333-3810

The letter below was sent to Mr. Herbert Kurz from Mr. William M. Trust, Jr., Lead Independent Director of Presidential Life.

Dear Herb,

We have been both surprised and dismayed by your attempts over the past three months to unseat Donald Barnes, your appointed successor and colleague for 15 years, from his position as CEO of Presidential Life, and to replace the full board of directors with your handpicked nominees.  During the last few years of your tenure as CEO of the Company, you continually expressed your unconditional support for Don and other senior managers, both in public and private; you joined the Board in unanimously approving his succession to CEO upon your retirement; and alongside the full Board, you authorized the three-year strategic plan, which is now being successfully implemented.

In our opposition to your campaign, we have vehemently disagreed with the claims made in your consent solicitation and, in accordance with our fiduciary duty to all stockholders, have vigorously represented the track record of Presidential Life’s management team, outlined our strategic plan for delivering growth to all stockholders, and addressed issues that we believe are material to our stockholders in choosing their Company’s leadership.  While we respect what you have accomplished since you founded the Company 45 years ago, we are confident that we have the right team and the right plan to move the business forward and build on the legacy of your stewardship.

As you are well aware, during the final few years of your tenure as CEO, the independent ratings agencies that follow the Company expressed their concerns over the question of management succession.  As such, your voluntary resignation as CEO and the appointment of Don Barnes as your chosen successor was positively received.  Now, your attempts to regain control of the Company, at the age of 89, via this consent solicitation campaign threaten not only to undo the progress and momentum achieved since you stepped down, but have forced a leading ratings agency, A.M. Best, to place the Company under review with negative implications.  We urge you now to cease your needless and costly campaign immediately and to allow the current Board of Directors and management team to focus on the future of the business, namely, delivering the best products to our policyholders, while growing value for all our stockholders.

On Friday, RiskMetrics, a leading independent proxy advisory firm, became the third such agency to recommend that stockholders reject your consent solicitation. We had hoped that this important recommendation would mark an end to your ill-advised campaign so that the Company’s management could dedicate all its time, energy and resources to the business you worked for so many years to build.  However, now that your “plan” has been rejected by all three independent proxy advisory firms, you have put forth a completely new approach—you say now that you are going to “seek strategic alternatives.”

We believe this latest announcement smacks of desperation on your part and is a marked departure from your prior statements about the strategic direction of the Company. You are also suggesting something that we already do.  As you well know, we have a strong, independent Board of Directors, whose members are keenly aware of their fiduciary duties and evaluate the Company’s strategic options as a matter of routine and on an ongoing basis.

The emptiness of your new proposal underscores the fact that you have no plan, other than to reinstate yourself as CEO of the Company.  For the sake of all stockholders, including yourself, we believe it is time for you to take a realistic view, and recognize that your efforts to obtain control of the company through this process should end.

With regards,

William M. Trust, Jr.

Lead Independent Director on behalf of the Board

Copies of this letter have also been sent to:
Donna L. Brazile
William J. Flynn
John F. X. Mannion
Donald Shaffer
Douglas B. Sosnik
Daniel M. Theriault
Jerry Warshaw
Cliff L. Wood